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                                                                    Exhibit 10.4


                             NEWSUB SERVICES, INC.
                     NON-QUALIFIED STOCK OPTION AGREEMENT
                                PURSUANT TO THE
                            1997 STOCK OPTION PLAN

Name of Optionee:
Number of Option Shares:
Option Exercise Price:
Grant Date:
Vesting Dates:
Expiration Date:

     Pursuant to the NewSub Services, Inc. 1997 Stock Option Plan (the "Plan"), NewSub Services, Inc., a Connecticut corporation (the "Company"), hereby grants to the Optionee named above an option to purchase on or prior to the Expiration Date specified above all or any part of the number of shares of the Company's Class B non-voting common Stock, without par value (the "Common Stock"), of the Company specified above (the "Option Shares") at the Option Exercise Price per Share specified above, subject to the terms and conditions set forth herein and in the Plan. This Option is not intended to qualify and shall not be treated as an "incentive stock option" under (S)422A of the Internal Revenue Code of 1986, as amended from time to time (the "Code").

     This Option is granted on the assumption that the Company has (i) amended its Certificate of Incorporation to increase its authorized capital stock to 7,500 shares of Class A voting Common Stock having no par value and 35,000,000 shares of Class B non-voting Common Stock having no par value and (ii) distributed 3,684 shares of Class B non-voting Common Stock for each outstanding share of the Class A and Class B Common Stock of the Company as of the date of adoption of the Plan (the "Recapitalization"). The Company does not intend to effect the Recapitalization currently but may, in its sole discretion, do so at any time in the future. Since this Option is issued on the assumption that the Recapitalization has been effected, if the Recapitalization is not effected,
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then the number of Option shares subject to this Option shall be divided by
3,684 and the Option Exercise Price per share shall be multiplied by 3,684.

     1.   Vesting Schedule.  No portion of this Option may be exercised until
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the dates on which such portion shall have vested. Except as set forth below, and subject to the determination of the Company in its sole discretion to accelerate the vesting schedule hereunder, this Option shall be vested and exercisable with respect to the number of Option Shares on the Vesting Dates set forth above. Once vested, this Option shall continue to be exercisable at any time or times prior to the Expiration Date, subject to the provisions hereof and of the Plan.

     2.   Exercise of Option.
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          (a)  Optionee may exercise only vested portions of this Option and only in the following manner. From time to time prior to the earlier to occur of
(i) the termination hereof in accordance with the provisions of this Option, or
(ii) the Expiration Date hereof, Optionee may give written notice to the Company of his or her election to purchase some or all of the shares of Common Stock purchasable at the time of such notice. Said notice shall specify the number of Option Shares to be purchased and shall be accompanied (i) by payment therefor in cash or by certified check, official bank check or wire transfer and (ii) by such agreement, statement or other evidence as the Company may require in order to satisfy itself that the issuance of the Option Shares being purchased pursuant to such exercise and any subsequent resale thereof will be in compliance with applicable laws and regulations, including without limitation all applicable federal and state securities laws and regulations.

          (b) Certificates for the Option Shares so purchased will be issued to Optionee upon compliance to the satisfaction of the Company with all requirements under applicable laws or regulations in connection with such issuance, including without limitation if said Shares have not been registered under the Securities Act of 1933, as amended, receipt of a representation from Optionee upon each exercise of this Option that he is purchasing the Shares for his own account and not with a view to any resale or distribution thereof, the legending of any certificate representing said Shares, and the imposition of a stop transfer order with respect thereto, to prevent a resale or distribution in violation of federal or state securities laws. Until Optionee shall have complied with the requirements hereof and of the Plan, the Company shall be under no obligation to issue the Option Shares subject to this Option, and the determination of the Committee (as defined in the Plan) as to such compliance shall be final and binding on Optionee. Optionee shall not be deemed for any purpose to be the owner of any Option Shares subject to this Option until such Option Shares shall have been issued in accordance with the foregoing provisions.

          (c) Notwithstanding any other provision hereof or of the Plan, no portion of this Option shall be exercisable (i) after its termination in accordance with the provisions hereof, (ii) after the Expiration Date hereof, or
(iii) at any time unless all necessary regulatory or other approvals have been received.

     3.   Incorporation of Plan.  Notwithstanding anything herein to the
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contrary, this Option shall be subject to and governed by all the terms and conditions of the Plan.

     4.   Transferability.  This Agreement is personal to Optionee, is
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non-assignable and is not transferable in any manner, by operation, of law or otherwise, other than by will or by the laws of descent and distribution, and is exercisable, during Optionee's lifetime, only by Optionee.

     5.   Effect of Certain Transactions.  If the Company is merged into another
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entity, or if one or more entities is merged into the Company or there is a consolidation of the Company and one or more entities and, in any such case, the shares of Common Stock are converted into cash, securities or other property other than shares of Common Stock, or if the Company is liquidated, or sells or otherwise disposes of substantially all its assets to another entity while unexercised Options remain outstanding under the Plan, then: (i) the Committee, with the approval of the Board of Directors of the Company, may in its discretion accelerate the time for exercise of any unexercised and unexpired portion of this Option, including the then unvested

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portion of this Option, to and after a date prior to the effective date of such merger, consolidation, liquidation or sale specified by the Committee; or (ii) the Committee, with the approval of the Board of Directors of the Company, may provide that after the effective date of such merger, consolidation or sale, this Option shall survive and Optionee shall be entitled, upon exercise of this Option, to receive, in lieu of shares of Common Stock, such shares of stock or other securities as the holders of shares of Common Stock received pursuant to the terms of the merger, consolidation or sale.

     6.   Tax Withholding.  The Optionee shall, not later than the date as of
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which the exercise of this Option becomes a taxable event for Federal income tax purposes, pay to the Company or make arrangements satisfactory to the Committee for payment of any Federal, state, and local taxes required by law to be withheld on account of such taxable event. The Optionee may elect to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Common Stock to be issued, or (ii) transferring to the Company, a number of shares of Common Stock with an aggregate fair market value that would satisfy the withholding amount due.

     7.   Shareholder Agreement.  This Option and the Option Shares are subject
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to and governed by all the terms and conditions of the attached Shareholders
Agreement.

     8.   Miscellaneous.  Notice hereunder shall be mailed or delivered to the
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Company at its principal place of business, and shall be delivered to Optionee in person or mailed or delivered to Optionee at the address set forth below, or in either case at such other address as one party may subsequently furnish to the other party in writing.

     IN WITNESS WHEREOF, the Company has caused this instrument to be executed in its name and on its behalf as of the Grant Date set forth above.

                                        NEWSUB SERVICES, INC.


                                        By:     ____________________________
                                        Title:  President


     I hereby accept the foregoing grant of an Option to acquire the Option Shares and understand and agree that such Option and the Option Shares shall be subject to and governed by the terms of the Plan, this agreement and the Shareholders Agreement.


                                        Name:_______________________________

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